EXHIBIT 10.1
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   Contract of Sale - Office, Commercial and Multi-Family Residential Premises
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                                Table of Contents

Section 1.        Sale of premises and acceptable title
Section 2.        Purchase price, acceptable funds, existing mortgages, purchase money mortgage, escrow of downpayment and foreign persons
Section 3.        The closing
Section 4.        Representation and warranties of seller
Section 5.        Acknowledgements of purchaser
Section 6.        Seller's obligations as to leases
Section 7.        Responsibility for violations
Section 8.        Destruction, damage or condemnation
Section 9.        Covenants of seller
Section 10.       Seller's closing obligations
Section 11.       Purchaser's closing obligations
Section 12.       Apportionments
Section 13.       Objections to title, failure of seller or purchaser to perform and vendee's lien
Section 14.       Broker
Section 15.       Notices
Section 16.       Limitations on survival of representations, warranties,
                  covenants and other obligations
Section 17.       Gains tax and miscellaneous provisions
Signatures and receipt by escrowee
Schedule A.       Description of premises (to be attached)
Schedule B.       Permitted exceptions
Schedule C.       Purchase price
Schedule D.       Miscellaneous
Schedule E.       Rent schedule (to be attached)

     CONTRACT dated December 19, 2000 between Hirsch International Corp., a Delaware corporation, having an office at 200 Wireless Boulevard, Hauppauge, New York 11788. ("Seller") and Brandywine Realty Trust, a Maryland real estate investment trust, having an office at 14 Campus Boulevard, New Town Square, Pennsylvania 19073. ("Purchaser").

     Seller and Purchaser hereby covenant and agree as follows:

Section 1.  Sale of Premises and Acceptable Title

     Section 1.01. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price upon the terms and conditions set forth in this contract: (a) the parcel of land more particularly described in Schedule A attached hereto ("Land"); (b) all buildings and improvements situated on the Land (collectively, "Building"); (c) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (d) the appurtences and all the estate and rights of Seller in and to the Land and Building; and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building other than business equipment owned by Seller or any affiliate of Seller (collectively, "Premises"). The Premises are located at or known as 200 Wireless Boulevard, Hauppauge, New York 11788, Dist. 0800, Section 181.00, Block 01.00, Lot 001.054 on the Suffolk County Tax Map.

     Section 1.02. Seller shall convey and Purchaser shall accept good and marketable fee simple title to the Premises in accordance with the terms of this contract, subject only to the matters et forth in Schedule B attached hereto (collectively, "Permitted Exceptions"). Purchaser agrees that such title as the title insurer named in Schedule D attached hereto is willing to insure free and clear of all exceptions other than Permitted Exceptions shall be deemed good and marketable fee simple title to the Premises.

Section 2. Purchase Price, Acceptable Funds, Existing Mortgages, Purchase Money Mortgage, Escrow of Downpayment and Foreign Persons

     Section 2.01. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Premises as provided in Schedule C attached hereto is $4,250,000.00.

     Section 2.02. All monies payable under this contract, unless otherwise specified in this contract, shall be paid by (a) certified checks of Purchaser or any person making a purchase money loan to Purchaser drawn on any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York or (b) official bank checks drawn by any such banking institution, payable to the order of Seller, except that uncertified checks of Purchaser up to the amount of one-half of one percent of the Purchase Price shall be acceptable for sums payable to Seller at Closing. All checks shall be unendorsed and payable to the order of Seller or as Seller may direct.

     Section 2.03. Intentionally Omitted.

     Section 2.04. Intentionally Omitted.

     Section 2.05. (a) If the sum paid under paragraph (a) of Schedule C or any other sums paid on account of the Purchase Price prior to the Closing (collectively, "Downpayment") are paid by check or checks drawn to the order of and delivered to Seller's attorney or another escrow agent ("Escrowee"), the Escrowee shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by seller, Purchaser and Escrowee) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee shall hold such proceeds in an interest-bearing account, such interest shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties are either set forth in Schedule D or shall be furnished to Escrowee upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrowee shall give written notice to the other party of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within 10 business days after the giving of such notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such 10 day period or if for any other reason Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrowee shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the Supreme Court of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

     (b) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrowee.

     (c) Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

     Section 2.06. In the event that Seller is a "foreign person," as defined in Internal Revenue Code Section 1445 and regulations issued thereunder (collectively, the "Code Withholding Section"), or in the event that Seller fails to deliver the certification of non-foreign status required under Section 10.12(c), or in the event that Purchaser is not entitled under the Code Withholding Section to rely on such certification, Purchaser shall deduct and withhold from the Purchase Price a sum equal to ten percent (10%) thereof and shall at Closing remit the withheld amount with Forms 8288 and 8288A (or any successors thereto) to the Internal Revenue Service; and if the cash balance of the Purchase Price payable to Seller at the Closing after deduction of net adjustments, apportionments and credits (if any) to be made or allowed in favor of Seller at the Closing as herein provided is less than ten percent (10%) of the Purchase Price, Purchaser shall have the right to terminate this contract, in which event Seller shall refund the Downpayment to Purchaser and shall reimburse Purchaser for title examination and survey costs as if this contract were terminated pursuant to Section 13.02. The right of termination provided for in this Section 2.06 shall be in addition to and not in limitation of any other rights or remedies available to Purchaser under applicable law.

Section 3.  The Closing

     Section 3.01. Except as otherwise provided in this contract, the closing of title pursuant to this contract ("Closing") shall take place on the scheduled date and time of closing specified in Schedule D (the actual date of the Closing being herein referred to as "Closing Date") at the place specified in Schedule D.

Section 4.  Representation and Warranties of Seller

     Seller represents and warrants to Purchaser as follows:

     Section 4.01. Unless otherwise provided in this contract, Seller is the sole owner of the Premises.

     Section 4.02. Intentionally Omitted.

     Section 4.03. Intentionally Omitted.

     Section 4.04. Intentionally Omitted.

     Section 4.05. Intentionally Omitted.

     Section 4.06. Intentionally Omitted.

     Section 4.07. Intentionally Omitted.

     Section 4.08. If a schedule of service, maintenance, supply and management contracts ("Service Contracts") is attached hereto, such schedule lists all such contracts affecting the Premises, and the information set forth therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

     Section 4.09. If a copy of a certificate of occupancy for the Premises has been exhibited to and initialed by Purchaser or its representative, such copy is a true copy of the original and such certificate has not been amended.

     Section 4.10. The assessed valuation and real estate taxes set forth in Schedule D, if any, are the assessed valuation of the Premises and the taxes paid or payable with respect thereto for the fiscal year indicated in such schedule. Except as otherwise set forth in Schedule D, there are no tax abatements or exemptions affecting the Premises.

     Section 4.11. Intentionally Omitted.

     Section 4.12. Seller has no actual knowledge that any incinerator, boiler or other burning equipment on the Premises is being operated in violation of applicable law.

     Section 4.13. Except as otherwise set forth in Schedule D, Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Premises.

     Section 4.14. Seller is not a "foreign person" as defined in the Code Withholding Section.

Section 5.  Acknowledgments of Purchaser

     Purchaser  acknowledges  that,  subject to Purchaser's  rights  pursuant to
Section 36,

     Section 5.01. Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to the provisions of this Agreement Section 7.01, Section 8.01, and Section 9.04, shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

     Section 5.02. Intentionally Omitted.

Section 6.  Intentionally Omitted.

Section 7.  Responsibility for Violations

     Section 7.01. (a) Except as provided in Section 7.02 and Section 7.03, all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this contract by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises shall be removed or complied with by Seller. If such removal or compliance has not been completed prior to the Closing, Seller shall pay to Purchaser at the Closing the reasonably estimated unpaid cost to effect or complete such removal or compliance, and Purchaser shall be required to accept title to the premises subject thereto, except that Purchaser shall not be required to accept such title and may terminate this contract as provided in Section 13.02 if (a) Purchaser's Institutional Lender reasonably refuses to provide financing by reason thereof. See Rider for Section 7.01(b)

     Section 7.02. If the reasonably estimated aggregate cost to remove or comply with any violations or liens which Seller is required to remove or comply with pursuant to the provisions of Section 7.01(b) shall exceed the unexpended portion of the Maximum Amount, Seller shall have the right to cancel this contract, in which event the sole liability of Seller shall be as set forth in
Section 13.02, unless Purchaser elects to accept title to the Premises subject to all such violations or liens, in which event Purchaser shall be entitled to a credit of an amount equal to the unexpended portion of the Maximum Amount against the monies payable at the Closing and Purchaser shall execute and deliver to Seller a release of all liability relating to such violation(s).

     Section 7.03. Intentionally Omitted.

     Section 7.04. If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

Section 8.  Intentionally Omitted.

Section 9.  Covenants of Seller

     Seller covenants that between the date of this contract and the Closing:

     Section 9.01. Intentionally Omitted.

     Section 9.02. Seller shall not modify or amend any Service Contract or enter into any new service contract unless the same is terminable without penalty by the then owner of the Premises upon not more than 30 days' notice.

     Section 9.03. Intentionally Omitted.

     Section 9.04. No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

     Section 9.05. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

     Section 9.06. Seller shall allow Purchaser or Purchaser's representatives access to the Premises, and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

Section 10.  Seller's Closing Obligations

     At the Closing, Seller shall deliver the following to Purchaser:

     Section 10.01. A statutory form of bargain and sale deed with covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract.

     Section 10.02. Intentionally Omitted.

     Section 10.03. Intentionally Omitted.

     Section 10.04. Intentionally Omitted.

     Section 10.05. All Service Contracts initialed by Purchaser and all others in Seller's possession which are in effect on the Closing Date and which are assignable by Seller.

     Section 10.06. An assignment to Purchaser, without recourse or warranty, of all of the interest of Seller in those Service Contracts, insurance policies, certificates, permits and other documents to be delivered to Purchaser at the Closing which are then in effect and are assignable by Seller.

     Section 10.07. Intentionally Omitted.

     Section 10.08. Intentionally Omitted.

     Section 10.09. Intentionally Omitted.

     Section 10.10. To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

     Section 10.11. Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

     Section 10.12 (a) Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof, and (b) a certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request.

     Section 10.13. Intentionally Omitted.

     Section 10.14. Intentionally Omitted.

     Section 10.15. Intentionally Omitted.

     Section 10.16. If Seller is a corporation and if required by Section 909 of the Business Corporation Law, a resolution of Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the requirements of such law. The deed referred to in Section 10.01 shall also contain a recital sufficient to establish compliance with such law.

     Section 10.17. Possession of the Premises in the condition required by this contract, subject to the Lease and keys therefor.

     Section 10.18. Any other documents required by this contract to be delivered by Seller.

Section 11.  Purchaser's Closing Obligations

     At the Closing, Purchaser shall:

     Section 11.01. Deliver to Seller checks in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under
Section 12, plus the amount of escrow  deposits,  if any,  assigned  pursuant to
Section 10.08.

     Section 11.02. Intentionally Omitted.

     Section 11.03. Intentionally Omitted.

     Section 11.04. Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

     Section 11.05 Deliver any other documents required by this contract to be delivered by Purchaser.

Section 12.  Apportionments

     Section 12.01. The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date.

     (c) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the period for which assessed, except that it there is a water meter on the Premises, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available;

     (f) charges under transferable Service Contracts or permitted renewals or replacements thereof;

     (k) any other items listed in Schedule D.

     If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected, which obligations shall survive the Closing.

     Section 12.02. Intentionally Omitted.

     Section 12.03. Intentionally Omitted.

Section 13. Objections to Title, Failure of Seller or Purchaser to Perform and Vendee's Lien

     Section 13.01. Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment or adjournments of the Closing for up to 60 days delivered to Purchaser prior to the scheduled date of Closing to remove any defects in or objections to title noted in such title report and any other defects or objections which may be disclosed on or prior to the Closing Date.

     Section 13.02. If Seller shall be unable to convey title to the Premises at the Closing in accordance with the provisions of this contract or if Purchaser shall have any other grounds under this contract for refusing to consummate the purchase provided for herein, Purchaser, nevertheless, may elect to accept such title as Seller may be able to convey with a credit against the monies payable at the Closing equal to the reasonably estimated cost to cure the same (up to the unexpended portion of the Maximum Amount), but without any other credit or liability on the part of Seller. If Purchaser shall not so elect, Purchaser may terminate this contract and the sole liability of Seller shall be to refund the Downpayment to Purchaser and to reimburse Purchaser for the net cost of title examination, but not to exceed the net amount charged by Purchaser's title company therefor without issuance of a policy, and the net cost of updating the existing survey of the Premises or the net cost of a new survey of the Premises if there was no existing survey or the existing survey was not capable of being updated and a new survey was required by Purchaser's Institutional Lender and Purchaser's other actual out-of-pocket expenses in connection with this matter, in the aggregate amount not to exceed $25,000.00. Upon such refund and reimbursement, this contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 14. Seller shall not be required to bring any action or proceeding or to incur any expense in excess of the unexpended portion of the Maximum Amount to cure any title defect or to enable Seller otherwise to comply with the provisions of this contract, but the foregoing shall not permit Seller to refuse to pay off at the Closing, to the extent of the monies payable at the Closing, mortgages on the Premises of which Seller has actual knowledge.

     Section 13.03. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with Section 2.02. If Purchaser's title insurance company is willing to insure Purchaser that such charges, liens and encumbrances will not be collected out of or enforced against the Premises, then Seller shall have the right in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

     Section 13.04. If Purchaser shall default in the performance of its obligation under this contract to purchase the Premises, the sole remedy of Seller shall be to retain the Downpayment as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

     Section 13.05. Purchaser shall a vendee's lien against the Premises for the amount of the Downpayment, but such lien shall not continue after default by Purchaser under this contract.

Section 14.  Broker

     Section 14.01. If a broker is specified in Schedule D, Seller and Purchaser mutually represent and warrant that such broker is the only broker with whom they have dealt in connection with this contract and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction, unless otherwise indicated in Schedule D. The commission of such broker shall be paid pursuant to separate agreement by the party specified in Schedule D. If no broker is specified in Schedule D, the parties acknowledge that this contract was brought about by direct negotiation between Seller and Purchaser and that neither Seller nor Purchaser knows of any broker entitled to a commission in connection with this transaction. Unless otherwise provided in Schedule D, Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this contract.

Section 15.  Notices (Omitted)

Section 16. Limitations on Survival of Representations, Warranties, Covenants and other Obligations

     Section 16.01. Except as otherwise provided in this contract, no representations, warranties, covenants or other obligations of Seller set forth in this contract shall survive the Closing, and no action based thereon shall be commenced after the Closing.

     Section 16.02. The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this contract to survive the Closing.

Section 17.  Gains Tax and Miscellaneous Provisions

     Section 17.01. Purchaser shall not assign this contract or its rights hereunder without the prior written consent of Seller. No permitted assignment of Purchaser's rights under this contract shall be effective against Seller unless and until an executed counterpart of the instrument of assignment shall have been delivered to Seller and Seller shall have been furnished with the name and address of the assignee. The term "Purchaser" shall be deemed to include the assignee under any such effective assignment.

     Section 17.02. This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     Section 17.03. This contract shall be governed by, and construed in accordance with, the law of the State of New York.

     Section 17.04. the captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

     Section 17.05. This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

     Section 17.06. this contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

     Section 17.07. As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

     Section 17.08. If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in Schedule D is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents.

     Section 17.09. Intentionally Omitted.

     IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date first above written.

                                  Seller:  HIRSCH INTERNATIONAL CORP.


                                   By:/s/ Richard M. Richer
                                      -----------------------------------------
                                      Richard M. Richer
                                      V.P. for Finance and CFO


                                  Purchaser:  BRANDYWINE REALTY TRUST


                                  By: /s/ Gerard H. Sweeney
                                     ----------------------------------------
                                  Name:    Gerard H. Sweeney
                                  Title:   President and Chief Executive Officer

Receipt by Escrowee

The undersigned Escrowee hereby acknowledges receipt of $212,500.00, by check subject to collection, to be held in escrow pursuant to
Section 2.05.

RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.


By: /s/ Benjamin Weinstock
    ----------------------


                                   Schedule A

                             DESCRIPTION OF PREMISES

         (to be attached separately and to include tax map designation)


                                   Schedule B

                              PERMITTED EXCEPTIONS

     1. Zoning regulations and ordinances which are not violated by the existing structures or present use thereof and which do not render title uninsurable.

     5. Unpaid installments of assessments not due and payable on or before the Closing Date.

     7. (a) Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over land and under the Premises, provided that none of such rights imposes any monetary obligation on the owner of the Premises, and provided the same service the Premises with such utility service and do not materially interfere with the present use of the Premises.

        (d) Any state of facts that an accurate survey would disclose, provided that such facts do not render title unmarketable. For the purposes of this contract, none of the facts shown on the survey, if any, identified below shall be deemed to render title unmarketable, and Purchaser shall accept title subject thereto:

            Survey prepared by Barrett, Bonacci, Hyman & VanWeele dated June 30, 1994.

     8. (a) Rights of Hirsch International Corp. as tenant under a lease to be executed at closing.

        (b) Covenants and restrictions in Liber 9645 Cp. 480 and Liber 9532 Cp. 16 provided the title policy insures that such covenants and restrictions are not violated by existing improvements nor do they contain any forfeiture, reversion or re-entry provision.

                    [continued on Schedule B annexed hereto]

                             ----------------------

        (c) Electric and gas easement in Liber 10258 Cp. 367 and telephone easement in Liber 9677 Cp. 527 (affects streets only) provided the title policy insures that no structures on the Premises lies in such easement areas and that the exercise of the easement rights will not interfere with the use and quiet enjoyment of the Premises.

        (d) the standard exceptions to title and exclusions from coverage as are set forth in a New York Form of ALTA owner's title insurance policy, a copy of which is annexed hereto, and in the standard New York Endorsement, a copy of which is annexed hereto.

        (e) encroachments not exceeding one foot by fences, hedges, retaining walls and other structures or improvements provided the same do not materially interfere with the present use of the Premises.


                                   Schedule C

                                 PURCHASE PRICE

     The Purchase Price shall be paid as follows:

     (a)  By check  subject  to  collection,  the  receipt
          of  which is  hereby acknowledged by Seller:          $ 212,500.00

     (b)  Additional  downpayment  by check subject
          to collection to be received by Seller's
          attorney on or before the expiration of the
          Due Diligence Period, time being of the essence       $ 212,500.00

          By check or checks delivered to Seller at Closing:    $3,825,000.00

          Purchase Price                              $4,250,000.00

                                   Schedule D

                                  MISCELLANEOUS


1.       Title insurer designated by the parties (Section 1.02):

         First American Title Insurance Company of New York

5.       Seller's tax identification number (Section 2.05):

6.       Purchaser's tax identification number (Section 2.05):

7. Scheduled time and date of Closing (Section 3.01): on or before 30 days after the expiration of the Due Diligence Period

8. Place of Closing (Section 3.01): Seller's attorney or Purchaser's institutional lender in New York City, Nassau County or Suffolk County.

9.       Assessed valuation of Premises (Section 4.10):
         Actual Assessment:
         Transition Assessment:

10.      Fiscal year and annual real estate taxes on Premises (Section 4.10):
         $81,000.00 (approximately)

11.      Tax abatements or exemptions affecting Premises (Section 4.10):

12.      Assessments on Premises (Section 4.13):

15.      Co-Broker, if any (Section 14.01):
         Schacker Realty
         c/o Sutton & Edwards, Inc.
         1981 Marcus Avenue
         Lake Success, NY  11042

16.      Party to pay broker's commission (Section 14.01):  Seller

19.      Additional Schedules or Riders (Section 17.08):
         See Rider attached.

20.      Service Contracts:  None.

                            RIDER TO CONTRACT OF SALE
                           DATED DECEMBER ____, 2000,
                                     BETWEEN
                     HIRSCH INTERNATIONAL CORP., AS SELLER,
                                       AND
                      BRANDYWINE REALTY TRUST, AS PURCHASER

To the extent that there may be any conflict or inconsistency between the terms and provisions of this Rider and the printed form of Contract of Sale to which this Rider is annexed (such Contract of Sale and this Rider together being sometimes herein called "this Contract"), the terms and provisions of this Rider shall govern.

     18. Condition of Premises. Purchaser represents and warrants to Seller that, except as otherwise set forth herein, in entering into this Contract, Purchaser has not been induced by, and has not relied upon any representations, covenants, warranties or statements, whether oral or written or expressed or implied, made by Seller or by any real estate broker or any other person representing or purporting to represent Seller, or by the failure of Seller or such real estate broker to make any representations, covenants, warranties or statements concerning the Premises, its state of title, condition or state of repair, income, rents, expenses, operations, environmental condition, development rights, zoning, subdivision, soil bearing capacity, elevations, insurability, access to public roads, availability of water, electric, sewer, telephone or public utilities of any kind, or any other matter or thing affecting or relating to the Premises or by Seller's failure to make any such representations, covenants, warranties.

     19. Escrow.

         (a) Supplementing Section 2.05 of this Contract, the Escrowee shall have the right to act in reliance upon any document, instrument or signature believed by it to be genuine and to assume that any party to this Contract purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

         (b) The Escrowee shall be entitled to represent itself and/or Seller in any dispute with respect to the Downpayment or otherwise.

         (c) The Escrowee shall not be bound by any modification, cancellation or rescission of this Contract unless in writing and signed by the parties hereto. In no event, however, shall any modification of this Contract which shall affect the rights or duties of the Escrowee by binding on the Escrowee unless the Escrowee shall have given its prior written consent thereto.

         (d) The Downpayment shall be placed in an interest-bearing escrow account at Chase Manhattan Bank or U.S. Trust Company of New York.

         (e) Escrowee shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof or the jurisdiction of a court issuing any judgment.

     20. Mortgage Funding. This is an "all-cash" Contract. The obligation of Purchaser to perform this Contract is not conditioned upon Purchaser obtaining funding from any source to consummate this transaction. Nevertheless, Purchaser may seek and obtain financing and Seller shall cooperate with Purchaser without cost to Seller, and will, as an accommodation, close title at the offices of Purchaser's lender in Nassau, Suffolk or New York Counties.

     21. Environmental.

         (a) Purchaser shall have the right to have an environmental assessment performed on the Premises prior to the expiration of the Due Diligence Period. Purchaser shall deliver to Seller a Certificate of Insurance from Purchaser's contractor naming Seller as additional insured, prior to the commencement of any environmental inspection or testing. Purchaser acknowledges that local, state and federal regulatory agencies require specific and timely notification of potential or actual environmental threats and Purchaser agrees to immediately notify Seller of all such situations. If Purchaser discovers contamination at such levels that exceed accepted standards, then Purchaser must so notify Seller within five (5) days, and provide Seller with a copy of the report and laboratory analysis on which Purchaser has relied. Any failure by Purchaser to timely notify Seller shall be deemed a waiver of any of Purchaser's rights pursuant to this Section 21 and Purchaser shall be deemed to be satisfied with and have accepted the Premises in its "as is" condition. In the event Purchaser so timely notifies Seller, then Seller, may elect to terminate this Contract if the cost of remediation exceeds the unexpended portion of the Maximum Amount, in which case, the down payment, with interest, shall be refunded to the Purchaser together with Purchaser's due diligence costs not to exceed Twenty-Five Thousand ($25,000.00) Dollars, and, thereafter, neither party shall have any further recourse to the other. If the cost of remediation is less than the unexpended portion of the Maximum Amount, Seller shall perform the required remediation in compliance with all applicable laws and the time for closing shall be extended accordingly. If the cost of remediation exceeds the unexpended portion of the Maximum Amount, Seller may elect to take such action as is required to remedy such condition, in compliance with all applicable laws and the time for closing shall be extended accordingly. In the event the cost of remediation exceeds Two Hundred Thousand ($200,000.00) Dollars, Purchaser may cancel this Contract by giving Seller written notice no later than ten (10) days following Seller's notice to Purchaser of Seller's election to remedy such condition. If the cost of remediation exceeds the unexpected portion of the Maximum Amount and Seller elects to cancel this Contract, Purchaser may, nevertheless, elect to accept title subject to such condition by giving written notice to Seller within ten
(10) days following Seller's notice of cancellation, in which event the parties shall proceed to closing without any abatement in the Purchase Price except Purchaser shall receive a credit equal to the unexpended portion of the Maximum Amount and Purchaser shall execute and deliver to Seller a release of all liability relating to the environmental condition of the Premises. Purchaser's failure to give timely notice of its election to terminate this Contract shall be deemed to be Purchaser's irrevocable waiver of any right of termination pursuant to this Section 21. If timely notice is given, Seller shall refund Purchaser's Downpayment and neither party shall have any further liability to the other.

         (b) Anything contained herein to the contrary notwithstanding, Purchaser agrees to restore the Premises to its former condition upon completion of its environmental inspection, and further agrees to indemnify and hold harmless Seller from and against any and all claims, losses, demands, actions, injuries or damages for personal injury or property damage brought or incurred by any party, including Seller, as a direct result of Purchaser's environmental inspection pursuant to this paragraph, excluding, however, any environmental contamination or pollution not caused by Purchaser.

         (c) Seller represents and warrants that it has no actual knowledge of any hazardous waste or hazardous substance on the Premises (as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42USC 9601 et seq, the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102), the Environmental Protection Agency (40 CFR Part 302) the Clean Air Act and the Clean Water Act) and Seller has not received actual written notification of any environmental law, statute, ordinance, rule or regulation. Seller makes this representation and warranty on the basis of information set forth in the environmental audit and supply reports heretofore furnished to Purchaser; provided, however, that Seller does not represent or warrant that any such audit or report is complete or correct. Seller represents that it has received no written notice from any governmental or quasi-governmental entity of any violation or alleged violation of any applicable environmental law, ordinance, statute, rule or regulation. This representation shall survive closing for a period of two (2) years.

     22. Deleted prior to execution.

     23. Sales Tax. Seller and Purchaser hereby acknowledge that no portion of the Purchase Price shall be attributable to any personal property. If, however, any sales tax is required to be paid in connection with this transaction, Purchaser agrees to (a) pay same and to indemnify and hold harmless Seller from and against any and all liability, loss, cost, damage and expense (including but not limited to interest, penalties and attorneys' fees) which Seller may sustain by reason of the non-payment of such tax and (b) file any sales tax report which may be required. The provisions of this Section shall survive the Closing.

     24. Damages. Notwithstanding anything to the contrary contained herein, Seller shall not be liable for any damages in the event of any breach of this Contract except as set forth in Section 43 hereof. The foregoing shall not prevent Purchaser from maintaining an action for specific performance for the conveyance of title in accordance with the terms of this Contract or for a return of the Downpayment. This Section shall survive the termination of this Contract.

     25. Deleted prior to execution.

     26. Separate Checks. Seller may request, by verbal notice to Purchaser's attorney at least 48 hours prior to the Closing, that the balance of the Purchase Price due at Closing be delivered in separate cashier's checks or certified checks of Purchaser payable directly to the order of Seller or such persons as Seller may designate.

     27. Recording of Contract. Purchaser shall not record this Contract or any memorandum or notice of this Contract, and any attempt to record same shall be deemed a material and irrevocable default by Purchaser under this Contract.

     28. Severability. If any portion of this Contract is held invalid, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Contract.

     29. Customs in Respect to Title Closings. Except as otherwise herein expressly provided, the "customs in respect to title Closings" adopted by The Real Estate Board of New York, Inc. shall apply to the apportionments and other matters therein mentioned.

     30. Survival of Indemnities. Any obligation to defend, indemnify and hold harmless expressly set forth in this Contract by Purchaser to Seller or Seller to Purchaser shall survive the Closing and shall be for the benefit of the parties hereto and their respective successors and assigns.

     31. Construction of Contract. The parties took equal part in drafting this Contract and no rule of construction that would cause any of the terms hereof to be construed against the drafter shall be applicable to the interpretation of this Contract. The parties agree that no inferences shall be drawn from matters deleted from any working draft of this Contract or against the party preparing any draft hereof.

     32. Purchaser Representation by Attorney. The Purchaser represents and warrants to the Seller, which representation shall survive delivery of the deed, that Purchaser is represented by an attorney and represents that before Purchaser signed this Contract, Purchaser reviewed the terms and conditions with said attorney, and Purchaser is fully familiar with such terms and conditions.

     33. Notices. In order for the same to be effective, each and every notice, request or demand permitted or required to be given by the terms and provisions of this Contract, or by any law or ordinance shall be given in writing, in the manner provided in this Section unless expressly provided otherwise elsewhere in this Contract.

         (a) In the case of notices given by Seller to Purchaser, any such notice shall be deemed to have been served and given by Seller and received by Purchaser, on the third business day following the date on which Seller shall have deposited such notice by registered or certified mail return receipt requested in a Post Office, addressed to Purchaser at its address as stated on the first page of this Contract and a copy to Purchaser's attorney, Brad Molotsky, 14 Campus Boulevard, New Town Square, PA 19073.

         (b) In the case of notices given by Purchaser to Seller, any such notice shall be deemed to have been served and given by Purchaser and received by Seller, on the third business day following the date on which Purchaser shall have deposited such notice by registered or certified mail return receipt requested enclosed in a securely closed postpaid wrapper, in a United States general or branch post office facility or depository box (hereinafter individually and collectively referred to as a "Post Office"), addressed to Seller at its address as stated on the first page of this Contract and a copy to Seller's attorneys, Ruskin, Moscou, Evans & Faltischek, P.C., 170 Old Country Road, Mineola, New York 11501, Attention: Benjamin Weinstock, Esq.

         (c) Each party hereby authorizes its attorney named above or any successor attorney or managing agent designated by such party to give and receive any notice on its behalf.

         (d) Notices may also be given by telegram, telecopy, overnight courier with receipted delivery, or by any other manual or electronic means, or by hand delivery served in the same manner as a summons in a New York State Supreme Court action is then provided to be made under New York law. If notice is not delivered by registered or certified mail, return receipt requested, as set forth in clauses (a) and (b) above, but is delivered in any other manner authorized herein, it shall be deemed served and given on the date of receipt if received before 12:00 noon on a business day, or on the first business day following receipt if it is received at any other time.

         (e) Either party may, by notice as aforesaid, designate one or more different parties and addresses for notices in lieu of those specified above. Such designation shall be valid only when notice of such designation is given in the manner required herein.

     34. Closing. Supplementing the provisions of Section 3.01 hereof, Purchaser may adjourn Closing from time-to-time but such adjournments shall not exceed thirty (30) days in the aggregate. If Closing is adjourned by Purchaser for more than an aggregate of thirty (30) days, Seller may, by giving Purchaser not less than five (5) days notice, unilaterally establish a Closing Date which shall be TIME OF THE ESSENCE for the fulfillment of Purchaser's obligations under this contract, unless otherwise agreed to by Seller. If Seller agrees to any adjournment of Closing in excess of said thirty (30) day period, then the Downpayment shall be released to Seller, all adjustments shall be made as of the original date set for Closing, and Purchaser shall pay Seller interest at the rate of twelve percent (12%) per annum on the sum or the sum of Three Million, Eight Hundred Twenty-Five Thousand ($3,825,000.00) Dollars from the original date set for Closing to the date of Closing. Any adjourned Closing Date agreed to by Seller shall likewise be deemed TIME OF THE ESSENCE of the fulfillment of Purchaser's obligations under this Contract.

     35. Deleted prior to execution.

     36. Due Diligence. Purchaser shall have the right to terminate this Agreement by giving Seller notice of termination on or before January __, 2001, which date is deemed TIME OF THE ESSENCE. In the event Purchaser shall fail to give notice of termination on or before January __, 2001, Purchaser shall be deemed to have waived the provisions of this Section and this Contract shall remain in full force and effect and this Contract is binding as if this paragraph is not contained herein. If Purchaser terminates this Contract pursuant to the provisions of this Section 36, the Downpayment (and interest thereon) shall be returned to Purchaser, and neither party shall owe any further obligation hereunder to the other.

     37. Deleted prior to execution.

     38. Lease. This transaction is contingent upon the simultaneous execution at Closing of a lease for the approximately 24,000 square feet of finished office space in the front half of the building located at 200 Wireless Boulevard. Attached hereto as Schedule "E" and made a part hereof is a copy of the lease agreement to be executed at Closing. At closing, Purchaser and Seller shall execute and deliver the lease attached hereto as Schedule "E."

     39. Included Fixtures. This sale includes all equipment, fixtures, machinery and equipment listed on the Schedule of Inventory attached hereto as Schedule "F" (collectively, the "Equipment"). Seller shall have the right to remove all cages in the area which is not subject to the Lease and the video and security systems from the Premises. Seller shall repair any damage caused to the building by such removal and shall restore the same to the substantially the same condition which existed prior to the existence of such improvement and shall caulk any holes in the floors and walls remaining from the removal of screws, nails and bolts. Seller shall not be required to remove any electrical wiring.

     40. Title Exceptions. Supplementing Section 13.02 hereof, if Seller fails to remove any matter affecting title which is not a Permitted Exception, Purchaser, nevertheless, may elect (at or prior to the Closing) to consummate the transaction provided for in this Contract subject to any such title matter as may exist as of the Closing without reduction in the Purchase Price except that Purchaser shall be entitled to receive a credit at closing for the unexpended portion of the Maximum Amount.

     41. Wire Transfer. Supplementing Section 2.02 and Schedule C hereof, the Seller shall accept payment of the Purchase Price by federal wire transfer of immediately available funds.

     42. Deleted prior to execution.

     43. Representations.

         (a) Seller hereby makes the following representations to Seller.

            (i) Corporation. Seller is a duly authorized and validly existing corporation formed under the laws of New York. Seller has full power, right and authority to own its properties, to carry on its business as now conducted, and to enter into and fulfill its obligations under the Contract. Each of the persons executing the Contract on behalf of Seller is authorized to do so. The Contract is the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution and delivery of the Contract and compliance with its terms will not conflict with or result in the breach of any law, judgment, order, writ, injunction, decree, rule or regulation, or conflict with or result in the breach of any law, judgment, order, writ, injunction, decree, rule or regulation, or conflict with or result in the breach of any other agreement, document or instrument to which Seller is a party or by which it or the Premises is bound or affected.

            (ii) Employees. Seller has no employment agreements, either written or oral, with any person which would require Purchaser to employ any person after Closing.

            (iii) Condemnation.  To  Seller's  actual  knowledge,  there  is  no condemnation or eminent domain proceeding pending against the Premises and Seller has not received any written notice of a pending condemnation with regard to the Premises.

            (iv) No Lawsuits. To Seller's actual knowledge, there are no claims, lawsuits or proceedings pending or threatened against or relating to the Premises. Seller has not received any written notice of filing or any pleadings with regard to any lawsuit relating to the Premises.

            (v) Service Contracts. Seller has not entered into any service contract which will affect the Premises after Closing that cannot be cancelled with thirty (30) days written notice.

            (vi) Tax Assessment. Seller has not received any written notice of a special assessment affecting the Premises.

            (vii) Insurance.  A  complete  listing  of  the  currently  existing insurance policies, along with policy limit amounts and deductibles, are listed on the Schedule of Insurance attached hereto as Schedule "G."

            (viii) Utilities. All utility "tap in" charges have been paid.

            (ix) Rights to Purchase. There are no agreements, options, rights of first refusal, conditional sales agreements or other rights, whether oral or written, regarding the purchase and sale of the Premises.

         (b) The  representations  set  forth in  clauses  (i)  through  (ix) of
Section 43(a) and in Section 21(c) shall be true as of the date hereof and in addition thereto, the representations set forth in clauses (i), (ii), (v),
(viii) and (ix) of Section 43(a) and in Section 21(c), shall be true as of the Closing date. Seller shall promptly notify Purchaser of the happening of any event which would cause any of the representations set forth in Section 43(a) or 21(c) to become untrue as of the Closing. No representations or warranties set forth in Section 43(a) or 21(c) shall survive the Closing except as expressly set forth herein. The representations set forth in clauses (i) and (ix) of
Section 43(a) shall survive Closing.  The  representations  set forth in clauses
(ii), (v) and (vii) of Section 43(a) shall survive Closing one (1) year. The representations and warranties set forth in Section 21(c) shall survive closing for two (2) years. No action or proceeding based upon any breach of any of the foregoing representations or warranties shall be commenced later than the expiration survival period hereinbefore set forth (or if no survival period is set forth, later than six (6) years following the date hereof) and no action shall be commenced following the Closing seeking rescission or similar relief on the basis of any misrepresentation or breach of representation or warranty; Purchaser's sole remedy in any such case being expressly limited to recovery of ordinary damages. If any action or proceeding is commenced prior to Closing based upon a misrepresentation or breach of any representation or warranty and notice thereof is given to Seller prior to Closing, or if any representation or warranty contained in this Agreement is not true at the time of Closing, and same is known to Purchaser prior to Closing, Seller's liability shall be limited to the termination of this Contract, the return of Purchaser's Downpayment and the payment of Purchaser's actual damages not to exceed Twenty-Five Thousand ($25,000.00) Dollars.

     44. Fire or Casualty. Section 8 of the Contract is hereby deleted, and the following is inserted in lieu thereof:

         "FIRE OR OTHER CASUALTY.

          (a) Maintain Insurance. Seller shall maintain in effect until the Closing the insurance policies listed in Schedule G (or like policies) now in effect with respect to the Premises.

          (b) Minimal Damage. If, prior to the Closing, any portion of the Premises is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be Two Hundred Thousand ($200,000.00) Dollars or less (as established by good faith estimates obtained by Purchaser and verified by Seller), this Contract shall remain in full force and effect.

          (c) Substantial Damage. If, prior to the Closing, any portion of the Premises is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be more than Two Hundred Thousand ($200,000.00) Dollars (as established by good faith estimates obtained by Purchaser and verified by Seller), Purchaser may, within ten (10) days after receipt of notice ("Damage Notice") or said damage or destruction, terminate this Contract by giving written notice thereof to Seller and if this Contract is so terminated, then the Downpayment shall be immediately refunded to Purchaser and thereafter neither party shall have any further liability hereunder thereafter. If Purchaser does not terminate this Contract, it shall remain in full force and effect, and the provisions of Section 44(d) below shall apply.

          (d) Closing After Damage. So long as this Contract shall remain in force under Section 44(b) or 44(c), then (i) all insurance proceeds collected prior to the Closing for damage or destruction to building and Equipment to be conveyed under this Contract less all expenses actually incurred by Seller to protect, secure, preserve and restore the buildings and Equipment, plus the amount of any deductible under Seller's insurance policy, shall be adjusted subject to Purchaser's approval and participation in any adjustment, and shall be credited to Purchaser against the Purchase Price payable by Purchaser at Closing, and (ii) all unpaid claims and rights in connection with damage to the building and Equipment to be conveyed under the Contract less any expenses actually incurred by Seller to protect, secure, preserve and restore the building and Equipment, security and money expended by Seller in repair shall be assigned to Purchaser at Closing. All insurance Proceeds payable for damage to Seller's personal property, records, inventory and other property not included in this sale and all insurance proceeds for interruption of the Seller's business, shall be the sole property of the Seller. All insurance proceeds paid or payable to the Purchaser for damage to leasehold improvements and betterments in the portion of the building to be demised to the Seller pursuant to the Lease set forth in Schedule E shall be held by Purchaser in trust and applied by Purchaser to payment for the restoration or replacement of such leasehold improvements and betterments."

     45. Condemnation. If, prior to the Closing Date, all or any portion of the Premises is taken by eminent domain proceedings or by deed in lieu thereof, then Seller shall, within five (5) days thereafter, give notice thereof to Purchaser, and Purchaser shall nevertheless complete this Contract and close title to the Premises unless such taking adversely affects the Premises or its current economic viability in excess of Two Hundred Thousand ($200,000.00) Dollars (as established by good faith estimates obtained by Purchaser and verified by Seller), in which event, either party may cancel this Contract by written notice to the other, whereupon the Downpayment shall be immediately refunded to Purchaser, and this Contract shall be null and void. At Closing, Seller shall assign without recourse or warranty all awards or damages in respect of the Premises and Equipment by reason of any exercise of the power of eminent domain or condemnation. Any negotiation for, or agreement to, and all contests of any offers and awards relating to eminent domain proceedings shall be conducted with the joint approval of Purchaser and Seller.

     46. Additional Provisions. The following provisions are hereby added to the end of Section 9 of the Contract:

          "9.07 Maintenance. At all times prior to the Closing Date, maintain the Premises in present condition and repair, reasonable wear and tear excepted.

          9.08 Alterations. Not make or permit to be made any alterations, improvements or additions to the Premises without the prior written consent of Purchaser, except (a) if required by applicable law or ordinance, or (b) if permitted by the terms of the Lease set forth in Schedule E.

          9.09 Lease. Not enter into any new lease without Purchaser's consent

          9.10 Notice to Purchaser. Notify Purchaser promptly of the occurrence of any of the following:

               (i) a fire or other casualty causing damage to the Premises, or any portion thereof;

               (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Premises, or any portion thereof;

               (iii) receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Premises, or any portion thereof, or setting forth any requirements with respect thereof; and

               (iv)  notice  of any  actual or  threatened  litigation
               against   Seller  or   affecting  or  relating  to  the
               Premises, or any portion thereof."

     47. Assignment. Notwithstanding anything in the Contract to the contrary , Purchaser shall have the right to designate at Closing and upon payment in full of Purchase Price and adjustments, one or more of its subsidiaries of affiliate entities to acquire title to the Premises hereunder and to enter into the Lease with the Purchaser.

     48. SEC Disclosure. Each of the parties hereto covenants and agrees to hold the nature and content of the Contract, including, without limitation, the Purchase Price contained herein, in confidence, and other than disclosure required by law, the SEC, Seller's loan agreements and internal audit requirements and except as may be necessary to comply with this Contract, neither party shall disclose the nature, content or the Purchase Price of this Contract without the express written consent of the other party which shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser shall be permitted to file this Contract as an exhibit to its required 8-K filings with the SEC.

     49. Liability of Parties. No recourse shall be had for any obligation of either party under this Contract or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer, director or employee of either party, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by either party and all parties claiming by, through or under either party, provided, however, that nothing contained herein shall prevent Seller from commencing any action against a Trustee of Purchaser where naming such Trustee as a party to the action is required for the purpose of obtaining jurisdiction over the Purchaser or where such Trustee is a "necessary party".

     50. Tax Deferred Exchange. The Purchaser or Seller may effectuate a "like-kind exchange" pursuant to Section 1031 of the Internal Revenue Code, and may utilize the Property in connection of such like-kind exchange. The parties shall cooperate with each other in effectuating any like-kind exchange, provided, however, that the effectuation of a like-kind exchange prior to any Closing shall not be a condition or contingency to the obligations hereunder or to the validity or enforceability of this Contract. Any party seeking to make a like-kind exchange shall be responsible for all costs and expenses incurred by the other party in connection with the effectuation of a like-kind exchange over and above those that the other party would incur in a straight purchase/sale. Such party shall indemnify and hold harmless the other party from any and all losses, costs, expenses and damages associated with its participation in the exchange transaction.

     51. Compliance. Seller shall deliver a certificate of occupancy or certificate of completion for all improvements at the Premises requiring same at the time of Closing, except Seller shall not be required to provide any certificate of occupancy or certificate of completion for the cages and mezzanine. Seller shall have no obligation to deliver any electrical permits for any installations or alterations at the Premises. To the best of Seller's knowledge (but without investigation thereof), all improvements made by Seller in the Premises were constructed in accordance with applicable codes, other than such codes as may require Seller to file plans or obtain any permits, certificates, authorizations or approvals, however denominated.

     52. Assignable Warranties. Supplementing the provisions of Section 10, Seller shall deliver at Closing an assignment to Purchaser, without recourse or warranty of all guaranties and warranties affecting the Premises and any Equipment included in this sale.

     53. Removal of Liens and Encumbrances. Notwithstanding anything to the contrary in the Contract, Seller shall remove all liens or encumbrances (a) which exist against the Premises on the date of this Contract and which are dischargeable by the payment of a liquidated sum; and (b) which first encumber the Premises following the date of this Contract and are dischargeable by the payment of a liquidated sum if such liens or encumbrances are voluntarily placed against the Premises by the Seller. Seller's liability to satisfy or remove any involuntary liens or encumbrances (for example, but without limitation, a judgment or tax lien) which are dischargeable by the payment of a liquidated sum and first attach to the Premises after the date of this Contract shall be limited to the payment of the unexpended portion of the Maximum Amount.

     54. Seller's Aggregate Liability (the "Basket"). Supplementing the provisions of Sections 7.02, 13.02, 21, 40 and 53 hereof, the Maximum Amount which Seller shall be required to expend to comply with, remove or cure any and all of the matters referred to in the aforementioned Sections shall not exceed the aggregate sum of Fifty Thousand ($50,000.00) Dollars. The Maximum Amount shall be applicable to each of the matters described in the aforementioned Sections and to all such matters in the aggregate such that the Seller's liability shall not exceed Fifty Thousand ($50,000.00) Dollars for any one (1)
item individually and for all such items in the aggregate.

     55. Violations.  The following provision is added as Section 7.01(b) of the
Contract:

          "If  any  note or  notice  of  violation  is  issued  by any governmental department, agency or bureau having jurisdiction following the date of this Contract and prior to the Closing Date, the Seller and Purchaser shall bear the cost of curing such violation(s) equally."

     56. Marketing of Property. Following the execution of this Contract and provided Purchaser is not in default hereunder, Purchaser shall have the right to market for lease the portion of the Premises which will not be leased back to the Seller provided that (a) such marketing efforts are coordinated through the Seller's broker (although Seller's broker shall not share in any commissions related thereto), (b) Purchaser's broker delivers a duly executed release of all claims for commission or other compensation to Seller, (c) there shall be no sign posted at the Premises, (d) the Seller's broker receives not less that one
(1) business days' notice of any showing of the Premises, (e) all showings occur during Seller's regular business hours and are limited to the areas to be leased and common areas.

                                                SELLER:

                                                HIRSCH INTERNATIONAL CORP.


                                                By:  /s/ Richard M. Richer
                                                   -----------------------------
                                                   Richard M. Richer
                                                   V. P. for Finance and CFO


                                                PURCHASER:

                                                BRANDYWINE REALTY TRUST



                                                 By:  /s/ Mark W. Hamer
                                                   -----------------------------
                                                   Mark W. Hamer, Vice President

                                  SCHEDULE "A"
                                  ------------

                             DESCRIPTION OF PREMISES

                                  SCHEDULE "E"
                                  ------------

                                      LEASE

                                  SCHEDULE "F"
                                  ------------


                     -   building plans
                     -   specifications for building structure
                     -   dock levelers
                     -   door operators
                     -   any permits and/or approvals
                     -   BEMS
                     -   Mezzanine
                     -   Warranties


                               Excluded from sale

                     -   chain link fencing in structure (cages)
                     -   security system

                     (Any restoration for the removal of these items shall be borne by the Seller)

                                  SCHEDULE "G"
                                  ------------

                                    INSURANCE